Exhibit (a) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K




              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                       of

                          Federated Core Trust II, L.P.
                         a Delaware Limited Partnership

                                November 14, 2001
                                       (i)


                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I.     Name and Definitions..........................................1
  Section 1.    Name.........................................................1
  Section 2.    Registered Agent and Registered Office; Principal
                Place of Business............................................2
   (a)         Registered Agent and Registered Office........................2
   (b)         Principal Place of Business...................................2
  Section 3.    Definitions..................................................2
   (a)         "1940 Act"....................................................2
   (b)         "Affiliate"...................................................2
   (c)         "Assignment"..................................................2
   (d)         "Board of Directors"..........................................2
   (e)         "By-Laws".....................................................2
   (f)         "Certificate of Limited Partnership"..........................2
   (g)         "Code"........................................................2
   (h)         "Commission"..................................................2
   (i)         "Director" or "Directors".....................................2
   (j)         "DRULPA"......................................................2
   (k)         "General Liabilities".........................................3
   (l)         "General Partner".............................................3
   (m)         "Interested Person"...........................................3
   (n)         "Interest"....................................................3
   (o)         "Investment Adviser" or "Adviser".............................3
   (p)         "Investor"....................................................3
   (q)         "Majority Investor Vote"......................................3
   (r)         "National Financial Emergency"................................3
   (s)         "Original Agreement"..........................................3
   (t)         "Partnership".................................................4
   (u)         "Partnership Agreement".......................................4
   (v)         "Partnership Property"........................................4
   (w)         "Person"......................................................4
   (x)         "Principal Underwriter".......................................4
   (y)         "Series"......................................................4

ARTICLE II.    Purpose of the Partnership....................................4

ARTICLE III.   Interests.....................................................6
  Section 1.    Authorization of Interests...................................6
  Section 2.    Ownership of Interests.......................................7
  Section 3.    Investments in the Partnership...............................8
  Section 4.    Status of Interests and Limitation of Personal
                Liability....................................................8
  Section 5.    Power to Change Provisions Relating to Interests.............8
  Section 6.    Establishment and Designation of Series......................8
   (a)         Assets Held with Respect to a Particular Series...............9
   (b)         Liabilities Held with Respect to a Particular
               Series........................................................9
   (c)         Distributions, Redemptions and Repurchases...................10
   (d)         Voting.......................................................10
   (e)         Equality.....................................................10
   (f)         Fractions....................................................10
   (g)         Exchange Privilege...........................................10
   (h)         Combination of Series........................................10
   (i)         Dissolution or Termination...................................11
  Section 7.    Indemnification of Investors................................11

ARTICLE IV.    General Partner and the Board of Directors...................12
  Section 1.    General Partner Delegation; Powers of Board of
                Directors...................................................12
  Section 2.    Payment of Expenses by the Partnership......................13
  Section 3.    Payment of Expenses by Investors............................13
  Section 4.    Ownership of Partnership Property...........................13
  Section 5.    Service Contracts...........................................13
  Section 6.    Election of Initial Directors by Initial Investors..........15
  Section 7.    Term of Office of Directors.................................15
  Section 8.    Termination of Service and Appointment of
                Directors...................................................15
  Section 9.    [Reserved]..................................................16
  Section 10.   Effect of Death, Resignation, Removal, etc. of a
                Director....................................................16

ARTICLE V.     Investors' Voting Powers.....................................16
  Section 1.    Voting Powers and Required Vote.............................16
  Section 2.    Additional Provisions.......................................16

ARTICLE VI.    Net Asset Value, Distributions and Redemptions...............17
  Section 1.    Determination of Net Asset Value, Net Income and
                Distributions...............................................17
  Section 2.    Redemptions at the Option of an Investor....................17
  Section 3.    Redemptions at the Option of the Partnership................18

ARTICLE VII.   Compensation; Limitation of Liability of General
               Partner, Directors and Officers; and
               Indemnification of Directors, Officers, Employees
               and Other Agents.............................................19
  Section 1.    Compensation................................................19
  Section 2.    Limitation of Liability.....................................19
  Section 3.    Indemnification of Directors, Officers, Employees
                and Other Agents............................................19
   (a)         Agents, Proceedings and Expenses.............................19
   (b)         Indemnification by Partnership...............................20
   (c)         Exclusion of Indemnification.................................20
   (d)         Required Approval............................................20
   (e)         Advancement of Expenses......................................20
   (f)         Other Contractual Rights; Indemnification Not
               Exclusive....................................................20
  Section 4.    General Partner's, Officers' and Directors' Good
                Faith Action, Expert Advice, No Bond or Surety..............20
  Section 5.    Insurance...................................................21

ARTICLE VIII.  Miscellaneous................................................21
  Section 1.    Liability of Third Persons Dealing with Directors...........21
  Section 2.    [Reserved]..................................................21
  Section 3.    Dissolution of Partnership or Series........................21
  Section 4.    Merger and Consolidation; Conversion; Transfer to
                Another Jurisdiction........................................23
   (a)         Merger and Consolidation.....................................23
   (b)         Conversion...................................................23
   (c)         Transfer to Another Jurisdiction.............................23
  Section 5.    Reorganization..............................................23
  Section 6.    General Partner and Investors...............................25
   (a)         General Partner..............................................25
   (b)         Additional and Successor General Partners....................25
   (c)         Withdrawal of General Partner................................25
   (d)         Removal of General Partner...................................25
   (e)         Admission of Investors.......................................25
  Section 7.    Amendments..................................................25
  Section 8.    Determination of Book Capital Account Balances and
                Net Income..................................................26
   (a)         Book Capital Accounts........................................26
   (b)         Allocation of Income or Loss to Investors....................26
   (c)         Liquidating Distributions....................................26
   (d)         Special Allocations..........................................26
   (e)         Tax Accounting Instructions..................................27
  Section 9.    Filing of Copies, References, Headings......................27
  Section 10.   Applicable Law..............................................28
  Section 11.   Provisions in Conflict with Law or Regulations..............28
  Section 12.   [Reserved]..................................................28
  Section 13.   Use of the Name "Federated."................................28
  Section 14.   Counterparts................................................28



                                   11


          AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                   OF

                      FEDERATED CORE TRUST II, L.P.


      AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP made as of this 14th day of November, 2001, by and among the General Partner and the Directors hereunder.

                          W I T N E S S E T H:

      WHEREAS this Partnership was formed under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. ss.17-101, et seq.), as from time to time amended (the "DRULPA"), pursuant to (a) the execution of the Original Agreement, and (b) the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware on November 13, 2000; and

      WHEREAS, the parties hereto desire to amend and restate the Original Agreement by this Amended and Restated Agreement of Limited Partnership in order that the Partnership be governed by the provisions herein; and

      WHEREAS this Partnership is authorized to issue its Interests in separate Series, and to divide any Series into two or more classes of Investors, all in accordance with the provisions hereinafter set forth; and

      WHEREAS,   the  General  Partner  has  irrevocably   delegated  its
authority to manage the business and affairs of the Partnership to the Board of Directors, pursuant to Section 17-403 of the DRULPA; and

      WHEREAS, the parties hereto intend that the Partnership shall continue to have the ability to exercise all powers and privileges granted to a limited partnership formed under the laws of the State of Delaware, and particularly, the DRULPA;

      NOW, THEREFORE, in consideration of the mutual promises and agreements made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I...

                          Name and Definitions

Section 1...Name. This limited partnership shall continue to be known as "Federated Core Trust II, L.P." and the Board of Directors shall, pursuant to delegated authority from the General Partner, conduct the business of the Partnership under that name, or any other name as it may from time to time determine.

Section 2...Registered Agent and Registered Office; Principal Place of
Business.

(a) Registered Agent and Registered Office. The name of the registered agent of the Partnership and the address of the registered office of the Partnership are as set forth on the Certificate of Limited Partnership.

(b) Principal Place of Business. The principal place of business of the Partnership is located at the principal executive office of the Partnership set forth in the By-Laws.

Section 3...Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time.

(b) "Affiliate" shall have the meaning given to "Affiliated Person" in Section 2(a)(3) of the 1940 Act when used with reference to a specified Person.

(c) "Assignment" shall have the meaning given to it in Section 2(a)(4) of the 1940 Act.

(d) "Board of Directors" shall mean the body of Directors, which, pursuant to authority delegated to it by the General Partner, shall be the governing body of the Partnership.

(e) "By-Laws" shall mean the By-Laws of the Partnership, as amended and restated from time to time in accordance with Article IX of the By-Laws, which shall constitute a part of this Partnership Agreement.

(f) "Certificate of Limited Partnership" shall mean the certificate of limited partnership filed on November 13, 2000 with the Office of the Secretary of State of the State of Delaware by the General Partner as required under the DRULPA to form the Partnership, as amended and restated from time to time.

(g) "Code" shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as adopted or amended from time to time.

(h) "Commission" shall have the meaning given to it in Section 2(a)(7) of the 1940 Act.

(i) "Director" or "Directors" shall refer to each signatory to this Partnership Agreement as a director, so long as such signatory continues in office in accordance with the terms hereof, and all other Persons who may, from time to time, be duly elected or appointed, qualified and serving on the Board of Directors in accordance with the provisions hereof. Reference herein to a Director or the Directors shall refer to such Person or Persons in their capacity as directors hereunder.

(j)   "DRULPA"   shall  mean  the  Delaware   Revised   Uniform   Limited
Partnership Act (6 Del. C. ss.17-101 et seq.), as amended from time to time.

(k) "General Liabilities" shall have the meaning given it in Article III, Section 6(b) of this Partnership Agreement.

(l) "General Partner" shall mean Federated Private Asset Management, Inc., or its duly admitted successor, as general partner of the Partnership.

(m)   "Interested   Person"  shall  have  the  meaning  given  to  it  in
Section 2(a)(19) of the 1940 Act.

(n) "Interest" shall mean an Investor's partnership interest (as defined in Section 17-101(13) of the DRULPA), rights, powers and authority in and with respect to the Partnership, which Interest shall be denominated in a unit.

(o) "Investment Adviser" or "Adviser" shall mean a party furnishing services to the Partnership pursuant to any contract described in
Article IV, Section 5(a) hereof.

(p) "Investor" shall mean a Person who is admitted to the Partnership as a limited partner in accordance with Article VIII,
Section 6(e) of this Partnership Agreement, which Investor shall have all the rights afforded to a shareholder of an investment company under the 1940 Act.

(q) "Majority Investor Vote" shall mean the 67% or the 50% requirement contained in the definition of "Majority Shareholder Vote," as contained in Section 2(a)(42) of the 1940 Act, whichever may be applicable when used with reference to a vote of Investors.

(r) "National Financial Emergency" shall mean the whole or any part of any period set forth in Section 22(e) of the 1940 Act. The Board of Directors may, in its discretion, declare that the suspension relating to a National Financial Emergency shall terminate, as the case may be, on the first business day on which the New York Stock Exchange shall have reopened or the period specified in Section 22(e) of the 1940 Act shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Board of Directors shall be conclusive).

(s) "Original Agreement" shall mean the Agreement of Limited Partnership entered into on November 13, 2000 by and among the General Partner, the Directors and the initial Investor as to the affairs of the Partnership and the conduct of its business.

(t) "Partnership" shall mean the Delaware limited partnership formed by the execution of the Original Agreement and the filing of the Certificate of Limited Partnership, and governed by this Partnership Agreement, as amended and restated from time to time, inclusive of each and every Series established hereunder.

(u) "Partnership Agreement" shall mean this Amended and Restated Agreement of Limited Partnership, as amended and restated from time to time.

(v) "Partnership Property" shall mean any and all property, real or personal, tangible or intangible, which is owned or held for the account of the Partnership or one or more of any Series, including, without limitation, the rights referred in Article VIII, Section 3 hereof.

(w) "Person" shall include a natural person, partnership, limited partnership, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

(x)   "Principal  Underwriter"  shall  have  the  meaning  given to it in
Section 2(a)(29) of the 1940 Act.

(y) "Series" shall refer to the International High Income Core Fund (formerly known as the Emerging Markets Fixed Income Core Fund) and to each series of Interests established and designated in the future under or in accordance with the provisions of Article III and shall mean an entity such as that described in Section 18(f)(2) of the 1940 Act, and subject to Rule 18f-2 thereunder. See Amd. #1, dated 11/13/02.

ARTICLE II..

                       Purpose of the Partnership

      The purpose of the Partnership is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series investing primarily in securities and to exercise all of the powers and privileges granted to a limited partnership formed under the laws of the State of Delaware, now or hereafter in force, including, without limitation, the following powers:

      (a)...To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, mortgage, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities or property of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or "when issued" contracts for any such securities, or to change the investments of the assets of the Partnership;

      (b)...To exercise any and all rights, powers and privileges with reference to or incident to ownership or interest, use and enjoyment of any of such securities and other instruments or property of every kind and description, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, lend, transfer, mortgage, hypothecate, lease, pledge or write options with respect to or otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers or privileges under or with reference to any of such securities and other instruments or property, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of  said  rights,  powers,  and  privileges  in  respect  of any of  said
instruments,   and  to  do  any  and  all   acts  and   things   for  the
preservation, protection, improvement and enhancement in value of any of such securities and other instruments or property;

      (c)...To sell, exchange, lend, pledge, mortgage, hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Partnership or any Series, subject to any requirements of the 1940 Act;

      (d)...To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Board of Directors shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Board of Directors shall deem proper;

      (e)...To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

      (f)...To hold any security or property in a form not indicating that it is limited partnership property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to proper safeguards according to the usual practice of investment companies or any rules or regulations applicable thereto;

      (g)...To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Partnership; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Partnership;

      (h)...To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Board of Directors shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Board of Directors shall deem proper;

      (i)...To compromise, arbitrate or otherwise adjust claims in favor of or against the Partnership or any matter in controversy, including but not limited to claims for taxes;

      (j)...To  enter   into   joint   ventures,   general   or   limited
partnerships and any other combinations or associations;

      (k)...To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

      (l)...To purchase and pay for entirely out of Partnership Property such insurance as the Board of Directors may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Partnership or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Investors, the General Partner, Directors, officers, employees, agents, Investment Advisers, Principal Underwriters, or independent contractors of the Partnership, individually against all claims and liabilities of every nature arising by reason of holding Interests, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as General Partner, Director, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, to the fullest extent permitted by this Partnership Agreement (including the By-Laws) and by applicable law;

      (m)...To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the General Partner, Directors, officers, employees and agents of the Partnership;

      (n)...To  purchase  or  otherwise   acquire,   own,   hold,   sell,
negotiate, exchange, assign, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy, property of all kinds;

      (o)...To buy, sell, mortgage, encumber, hold, own, exchange, rent or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, and generally to deal and trade in real property, improved and unimproved, and wheresoever situated; and to build, erect, construct, alter and maintain buildings, structures, and other improvements on real property;

      (p)...To borrow or raise moneys for any of the purposes of the Partnership, and to mortgage or pledge the whole or any part of the property and franchises of the Partnership, real, personal, and mixed, tangible or intangible, and wheresoever situated;

      (q)...To enter into, make and perform contracts and undertakings of every kind for any lawful purpose, without limit as to amount; and

      (r)...To issue, purchase, sell and transfer, reacquire, hold, trade and deal in Interests, bonds, debentures and other securities, instruments or other property of the Partnership, from time to time, to such extent as the Board of Directors shall, consistent with the provisions of this Partnership Agreement, determine; and to repurchase and redeem, from time to time, its Interests or, if any, its bonds, debentures and other securities.

      The Partnership shall not be limited to investing in obligations maturing before the possible dissolution of the Partnership or one or more of its Series. The Directors shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. Neither the Partnership nor the Directors shall be required to obtain any court order to deal with any assets of the Partnership or take any other action hereunder.

      The  foregoing   clauses  shall  each  be  construed  as  purposes,
objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Partnership, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Partnership by the DRULPA and the other laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

ARTICLE III.

                                Interests

Section 1...Authorization of Interests. The number of Interests authorized hereunder is unlimited and shall be without par value. The Board of Directors may authorize the division of Interests into separate and distinct Series and the division of any Series into separate classes of Investors associated with such Series. The different Series and different classes of Investors associated with a Series shall be established and designated, and the variations in the relative rights and preferences as between the different Series and classes shall be fixed and determined by the Board of Directors without the requirement of Investor approval. If no separate Series or classes shall be established, or to the extent any Interests are not associated with a Series, such Interests shall have the rights, powers and duties provided for herein and in Article III, Section 6 hereof to the extent relevant and not otherwise provided for herein, and all references to Series and classes shall be construed (as the context may require) to refer to the Partnership with respect to such Interests. The fact that a Series shall have initially been established and designated without any specific establishment or designation of classes of Investors of such Series shall not limit the authority of the Board of Directors to establish and designate separate classes of Investors of said Series.
The fact that a Series shall have more than one established and designated class of Investors shall not limit the authority of the Board of Directors to establish and designate additional classes of Investors of said Series, or to establish and designate separate classes of the previously established and designated classes.

      The Board of Directors shall have the power to issue Interests of the Partnership, or any Series thereof, from time to time for such consideration (but not less than the net asset value thereof) and in such form as may be fixed from time to time by the Board of Directors.

      The Board of Directors may reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Interests of the Partnership or any Series reacquired by the Partnership. The Board of Directors may classify or reclassify any unissued Interests or any Interests previously issued and reacquired of the Partnership or any Series into one or more Series that may be established and designated from time to time, and may also classify or reclassify any Series or any class of Investors associated with a Series into one or more classes of Investors associated with such
Series that may be established and designated from time to time. Notwithstanding the foregoing, the Partnership and any Series thereof may acquire, hold, sell and otherwise deal in, for purposes of investment or otherwise, the Interests of any other Series of the Partnership or Interests of the Partnership, and such Interests shall not be deemed cancelled.

      Subject to the provisions of Section 6 of this Article III, each Interest shall have voting rights as provided in Article V hereof, and the Investors of the Partnership or any Series shall be entitled to receive distributions, when, if and as declared with respect thereto in the manner provided in Article IV, Section 1 hereof. No Interest shall have any priority or preference over any other Interest of the same Series with respect to distributions paid in the ordinary course of business or distributions upon dissolution of the Partnership or of such Series made pursuant to Article VIII, Section 3 hereof. All distributions shall be made ratably among all Investors of a Series from the Partnership Property held with respect to such Series according to the number of Interests of such Series held of record by such Investors on the record date for any distribution. Investors shall have no preemptive or other right to subscribe to new or additional Interests or other securities issued by the Partnership or any Series. The Board of Directors may from time to time divide or combine the Interests of any particular Series into a greater or lesser number of Interests of that Series. Such division or combination may not materially change the proportionate interests of the Investors of that Series in the Partnership Property held with respect to that Series or materially affect the rights of Investors of any other Series.

      No Director, officer, employee, or other agent of the Partnership may acquire or own Interests of any Series.

      The Board of Directors, by majority vote, is authorized to create, from time to time, partnership interests (as defined in Section 17-101(13) of the DRULPA) for acquisition by the General Partner, in its capacity as a general partner of the Partnership, such partnership interests to be accompanied by such rights, powers, restrictions and liabilities as determined by the Board of Directors at such time.

Section 2...Ownership of Interests. The ownership of Interests shall be recorded on the books of the Partnership kept by the Partnership or by a transfer or similar agent for the Partnership, which books shall be maintained separately for the Interests of each Series that has been established and designated. No certificates certifying the ownership of Interests shall be issued except as the Board of Directors may otherwise determine from time to time. No Interest may be transferred, except as provided in Article VI with regard to redemptions of
Interests, or except as part of a merger or similar plan of reorganization adopted by the Board of Directors that qualifies under
Section 368 of the Code. The Board of Directors may make such rules not inconsistent with the provisions of the 1940 Act as it considers appropriate for the issuance of Interests, the transfer of Interests of each Series and similar matters. The record books of the Partnership as kept by the Partnership or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Investors in each Series and class thereof and as to the number of Interests of each Series held from time to time by each such Investor.

Section 3...Investments in the Partnership. Investments in the Partnership may be accepted by the Board of Directors from such Persons, at such times and on such terms as the Board of Directors may, from time to time, authorize. Each investment shall be credited to the individual Investor's account in the form of full or fractional Interests of the Partnership, or such Series and class thereof as the purchaser may select, at the net asset value per unit of Interest next determined for the Partnership or such Series, as applicable, after receipt of the investment; provided, however, that the Principal
Underwriter may, in its sole discretion, impose a sales charge upon investments in the Partnership or such Series.

Section 4...Status of Interests and Limitation of Personal Liability. Interests shall be deemed to be personal property giving to Investors only the rights provided in this Partnership Agreement and under applicable law. An Investor has no interest in specific Partnership Property. Every Investor by virtue of having become an Investor shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. Subject to Article VIII, Section 3 of this Partnership Agreement, the death, dissolution or termination of an Investor during the existence of the Partnership shall not operate to dissolve the Partnership or any Series, nor entitle the representative of any deceased, dissolved or terminated Investor to an accounting or to take any action in court or elsewhere against the Partnership, the General Partner, the Directors or any Series, but shall entitle such representative only to the rights of said deceased, dissolved or terminated Investor under this Partnership Agreement. Neither the General Partner nor the Directors, nor any officer, employee or agent of the Partnership shall have any power to bind personally any Investor.

Section 5...Power to Change Provisions Relating to Interests. Notwithstanding any other provision of this Partnership Agreement and without limiting the power of the General Partner and the Board of Directors to amend this Partnership Agreement and the power of the General Partner to amend the Certificate of Limited Partnership as provided elsewhere herein, the General Partner and the Board of Directors shall have the power to amend this Partnership Agreement, and the General Partner shall have the power to amend the Certificate of Limited Partnership, at any time and from time to time, in such manner as the Board of Directors may determine in its sole discretion, without the need for Investor action, so as to add to, delete, replace or otherwise modify any provision relating to the Interests contained in this Partnership Agreement; provided that before adopting any such amendment without Investor approval, the Board of Directors shall determine that it is consistent with the fair and equitable treatment of all Investors and that Investor approval is not otherwise required by the 1940 Act or other applicable law; provided, however that if Interests have been issued, Investor approval shall be required to adopt any amendment to this Partnership Agreement that would adversely affect to a material degree the rights and preferences of the Interests of any Series already issued or the rights and preferences of any class of Investors associated with any such Series.

      Subject to the foregoing paragraph, the Board of Directors may amend any provision set forth in paragraphs (a) through (i) of Section 6 of this Article III.

      Notwithstanding the foregoing paragraphs, the Board of Directors shall have the power, in its discretion, to make such elections as to the tax status of the Partnership or any Series thereof as may be permitted or required under the Code as currently in effect or as amended, without the vote of any Investor.

Section 6...Establishment and Designation of Series. The establishment and designation of any Series of Interests or class of Investors associated with any Series shall be effective upon the adoption of a resolution by a majority of the then Board of Directors, which resolution shall set forth such establishment and designation and may provide, to the extent permitted by the DRULPA, for rights, powers and duties of such Series or class otherwise than as provided below. Each such resolution shall constitute a part of this Partnership Agreement upon adoption.

      Each Series shall be separate and distinct from any other Series, separate and distinct records on the books of the Partnership shall be maintained for each Series, and the assets and liabilities belonging to any such Series shall be held and accounted for separately from the assets and liabilities of the Partnership or any other Series.

      Interests of each Series (and class of Investors, where applicable) established pursuant to this Section 6, unless otherwise provided in the resolution establishing such Series, shall have the following rights, powers and duties:

(a) Assets Held with Respect to a Particular Series. All consideration received by the Partnership for the issue or sale of Interests of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors with respect to such Series, and shall be so recorded upon the books of account of the Partnership. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" such Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Board of Directors shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable, and any General Asset so allocated to a particular Series shall be an asset held with respect to that Series. Each such allocation by the Board of Directors shall be conclusive and binding upon the Investors of all Series for all purposes.

(b) Liabilities Held with Respect to a Particular Series. The assets of the Partnership held with respect to each particular Series shall be charged against the liabilities, debts, obligations, costs, charges, reserves and expenses of the Partnership incurred, contracted for or otherwise existing with respect to such Series. Such liabilities, debts, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular Series are herein referred to as "liabilities held with respect to" that Series. Any liabilities, debts, obligations, expenses, costs, charges and reserves of the Partnership that are not readily identifiable as being liabilities held with respect to any particular Series (collectively "General Liabilities") shall be allocated and charged by the Board of Directors to and among any one or more of the Series in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding upon the Investors of all Series for all purposes. All Persons who have extended credit that has been allocated to a particular Series, or who have a claim or contract that has been allocated to any particular Series, shall look, and shall be required by contract to look exclusively, to the assets of that particular Series for payment of such credit, claim, or contract. In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider shall be deemed nevertheless to have impliedly agreed to such limitation.

      Subject to the right of the Board of Directors in its discretion to allocate General Liabilities as provided herein, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series, whether such Series is now authorized and existing pursuant to this Partnership Agreement or is hereafter authorized and existing pursuant to this Partnership Agreement, shall be enforceable against the assets held with respect to such particular Series only, and not against the assets of any other Series or the General Assets of the Partnership and none of the General Liabilities of the Partnership or the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any other Series thereof shall be enforceable against the assets held with respect to such particular Series. Notice of this limitation on liabilities between and among Series shall be set forth in the Certificate of Limited Partnership to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the DRULPA, and upon the giving of such notice in the Certificate of Limited Partnership, the statutory provisions of
Section 17-218 of the DRULPA relating to limitations on liabilities between and among Series (and the statutory effect under Section 17-218 of setting forth such notice in the Certificate of Limited Partnership) shall become applicable to the Partnership and each Series.

(c) Distributions, Redemptions and Repurchases. Notwithstanding any other provision of this Partnership Agreement, including, without limitation, Article VI, no distribution, including without limitation, any distribution paid upon dissolution of the Partnership or of any Series with respect to, nor any redemption or repurchase of, the Interests of any Series shall be effected by the Partnership other than from the assets held with respect to such Series, nor, except as specifically provided in Section 7 of this Article III, shall any Investor of any particular Series otherwise have any right or claim against the assets held with respect to any other Series or the General Assets of the Partnership except, in the case of a right or claim against the assets held with respect to any other Series, to the extent that such Investor has such a right or claim hereunder as an Investor of such other Series. The Board of Directors shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Investors.

(d) Voting. All Investors of the Partnership entitled to vote on a matter shall vote on the matter, separately by Series and, if applicable, by class; provided that (1) where the 1940 Act requires all Investors of the Partnership to vote in the aggregate, without differentiation between the separate Series or classes, on any matter, then all of the Partnership's Investors shall be entitled to vote in the aggregate on the matter; and (2) if any matter affects only the interests of some but not all Series or classes of Investors, then only the Investors of such affected Series or classes shall be entitled to vote on the matter. Notwithstanding the foregoing, with respect to matters that could otherwise be voted on by two or more Series as a single class, the Board of Directors may, in its sole discretion, submit such matters to the Investors of any or all such Series, separately.

(e) Equality. Each Interest of any particular Series shall represent an equal proportionate undivided interest in the assets held with respect to such Series and each Interest of any particular Series shall be equal to each other Interest of such Series (subject to the rights and preferences with respect to separate classes of Investors of such Series).

(f) Fractions. Any fractional Interest of a Series shall carry proportionately to the fractional amount of such Interest all the rights and obligations of a whole Interest of such Series, including rights with respect to voting, receipt of distributions, redemption or repurchase of Interests and dissolution of the Partnership or such Series.

(g) Exchange Privilege. The Board of Directors shall have the authority to provide that the holders of Interests of any Series shall have the right to exchange said Interests for Interests of one or more other Series in accordance with such requirements and procedures as may be established by the Board of Directors, and in accordance with the 1940 Act and the rules and regulations thereunder.

(h) Combination of Series. The Board of Directors shall have the authority, without the approval of the Investors of any Series unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series; provided that upon completion of such combination of Series, the proportionate interest of each Investor of each Series that is combined, in the assets and liabilities held with respect to the combined Series shall equal the proportionate interest that each such Investor held in the assets and liabilities held with respect to the particular Series that was combined.

(i) Dissolution or Termination. Any particular Series shall be dissolved upon the occurrence of the applicable dissolution events set forth in Article VIII, Section 3. In addition, the General Partner and the Board of Directors shall have the authority, without the approval of Investors of any Series, unless otherwise required by applicable law, to amend this Partnership Agreement to adopt a resolution dissolving any such Series and rescinding the establishment and designation thereof. Any particular class shall be terminated at the time there are no Investors of the particular class. In addition, the Board of Directors shall have the authority, without the approval of Investors of any class, unless otherwise required by applicable law, to adopt a resolution terminating any such class and rescinding the establishment and designation thereof; provided, however, that upon the dissolution of any particular series, every class of such series shall thereby be terminated. Each such resolution shall constitute a part of this Partnership Agreement upon adoption.

Section 7...Indemnification of Investors. If any Investor or former Investor shall be exposed to liability by reason of a claim or demand relating solely to his or her being or having been an Investor in the Partnership or an Investor in a particular Series, and not because of such Person's acts or omissions, the Investor or former Investor (in the case of a natural person, his or her heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from, and indemnified out of the assets of the Partnership or out of the assets of the applicable Series, as the case may be, against, all loss and expense arising from such claim or demand; provided, however, that there shall be no liability or obligation of the Partnership, or any particular Series, as the case may be, arising hereunder to reimburse any Investor for taxes paid by reason of such Investor's ownership of any Interest. The Partnership shall, upon request of an Investor or former Investor, assume the defense of any action made against any Investor for any obligation of the Partnership or any Series and satisfy any judgment thereof.

ARTICLE IV..

               General Partner and the Board of Directors

Section 1...General Partner Delegation; Powers of Board of Directors. The management and control of the business and affairs of the Partnership is hereby delegated by the General Partner to the Board of Directors pursuant to Section 17-403 of the DRULPA; provided however that the General Partner shall take such action with respect to the Partnership as is specifically provided in this Partnership Agreement. As a result of the delegation of the General Partner's duties herein, the General Partner shall be responsible for performing only the following duties with respect to the Partnership: (1) to execute and file with the Office of the Secretary of State of the State of Delaware, the Certificate of Limited Partnership and any amendments thereto or restatements thereof required to be filed pursuant to the DRULPA; (2) to execute and file any other certificates required to be filed on behalf of the Partnership with the Office of the Secretary of State of the State of Delaware; (3) to execute any amendments to or restatements of this Partnership Agreement in accordance with the terms of this Partnership Agreement (including the By-Laws); and (4) to perform any other action that the DRULPA requires be performed by a general partner of a limited partnership (and which may not be performed by a delegatee of a general partner).

      As provided in the foregoing paragraph, subject to the other provisions of this Partnership Agreement, the business and affairs of the Partnership shall be managed by the Board of Directors, and such Board of Directors shall have all powers necessary, desirable or convenient to carry out that responsibility, including, without limitation, the power to engage in securities or other transactions of all kinds on behalf of the Partnership. The Board of Directors shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the administration of the Partnership. The Board of Directors shall not be bound or limited by present or future laws or customs with regard to investment by trustees or fiduciaries, but shall have full authority and absolute power and control over the assets of the Partnership and the business of the Partnership to the same extent as if the Directors were the sole owners of the assets and business of the Partnership in their own right, including such authority, power and control to do all acts and things as the Board of Directors, in its sole discretion, shall deem proper to accomplish the purposes of this Partnership. Without limiting the foregoing, the Board of Directors may (1) adopt, amend and repeal By-Laws, not inconsistent with this Partnership Agreement, that provide for the regulation and management of the affairs of the Partnership (which By-Laws shall constitute a part of this Partnership Agreement);
(2) fill vacancies in or remove from its number in accordance with this Partnership Agreement (including the By-Laws), and may elect and remove such officers and appoint and terminate such agents as it considers appropriate; (3) appoint from its own number and establish and terminate one or more committees consisting of two or more Directors, including, without limitation, an Executive Committee, that may exercise the powers and authority of the Board of Directors to the extent that the Board of Directors determines; (4) employ one or more custodians of the Partnership Property and may authorize such custodians to employ subcustodians and to deposit all or any part of such Partnership Property in a system or systems for the central handling of securities or with a Federal Reserve Bank; (5) retain a transfer agent, distribution disbursing agent, a shareholder servicing agent or administrative services agent, or all of them; (6) provide for the issuance and distribution of Interests by the Partnership directly or through one or more Principal Underwriters or otherwise; (7) retain one or more Investment Advisers; (8) redeem, repurchase or transfer Interests pursuant to applicable law; (9) set record dates for the determination of Investors with respect to various matters, in the manner provided in the By-Laws; (10) declare and pay distributions of income and of capital gains to Investors from the Partnership Property;
(11)  establish  from time to time, in accordance  with the provisions of
Article III, Section 6 hereof, any Series of Interests or any class of Investors associated with a Series, each such Series to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purposes; and (12) in general, delegate such authority as it considers desirable to any officer of the Partnership, any committee of the Board of Directors, any agent or employee of the Partnership, or any such custodian, transfer agent, distribution disbursing agent, shareholder servicing agent, administrative services agent, Principal Underwriter or Investment Adviser. Without limiting the foregoing, the Board of Directors shall have all the powers granted to a board of directors under the 1940 Act. Any determination as to what is in the best interests of the Partnership made by the Board of Directors in good faith shall be conclusive. The powers delegated to the Board of Directors in this Section 1 are without prejudice to the delegated powers of the Board of Directors set forth in the other provisions of this Partnership Agreement (including the By-Laws).

      In construing the provisions of this Partnership Agreement, the presumption shall be in favor of a grant of power to the Board of
Directors. Unless otherwise specified herein or required by law, actions by the Board of Directors shall be taken in accordance with the By-Laws.

      Any action required or permitted to be taken by the Board of Directors, or a committee thereof, may be taken without a meeting, without prior notice, if a majority of the members of the Board of Directors, or committee thereof, as the case may be, shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a majority vote at a meeting of the Board of Directors, or committee thereof, as the case may be. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors, or committee thereof, as the case may be.

      The General Partner and the Directors shall devote to the affairs of the Partnership such time as may be necessary for the proper performance of their respective duties hereunder, but the General Partner and the Directors are not expected to devote their full time to the performance of such duties. The Directors, the General Partner or any Affiliate, partner or employee thereof, may engage in, or possess an interest in, any other business or venture of any nature and description, independently or with or for the account of others. None of the Partnership or any Investor shall have the right to participate or share in such business or venture or any profit or compensation derived therefrom.

Section 2...Payment of Expenses by the Partnership. The Board of Directors is authorized to pay or cause to be paid out of the principal or income of the Partnership or any particular Series of Interests, or partly out of the principal and partly out of the income of the
Partnership or any particular Series of Interests, and to charge or allocate the same to, between or among such one or more of the Series of Interests, as the Board of Directors deems fair and in compliance with this Partnership Agreement, including particularly Article III,
Section 6 hereof, all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with the maintenance or operation of the Partnership or a particular Series of Interests or particular class of Investors associated with a Series of Interests, or in connection with the management thereof, including, but not limited to, the General Partner's and the Directors' compensation and such expenses, fees, charges, taxes and liabilities for the services of the Partnership's officers, employees, Investment Adviser, Principal Underwriter, auditors, counsel, custodian, sub-custodian (if any), transfer agent, distribution disbursing agent, shareholder servicing agent, administrative services agent, and such other agents or independent contractors and such other expenses, fees, charges, taxes and liabilities as the Board of Directors may deem necessary or proper to incur.

Section 3...Payment of Expenses by Investors. The Board of Directors shall have the power, as frequently as it may determine, to cause each Investor of the Partnership, or each Investor of any particular Series, to pay directly, in advance or arrears, for charges of the Partnership's custodian or transfer, distribution disbursing, shareholder servicing, administrative services or similar agent, an amount fixed from time to time by the Board of Directors, by setting off such charges due from such Investor from declared but unpaid distributions owed such Investor and/or by reducing the number of Interests in the account of such Investor by that number of full and/or fractional Interests that represents the outstanding amount of such charges due from such Investor.

Section 4...Ownership of Partnership Property. Legal title to all of the Partnership Property shall at all times be considered to be vested in the Partnership, except that the Board of Directors shall have the power to cause legal title to any Partnership Property to be held by or in the name of any Person as nominee, on such terms as the Board of Directors may determine, in accordance with applicable law.

Section 5...Service Contracts.

      (a)...Subject to such requirements and restrictions as may be set forth in the By-Laws, this Partnership Agreement and/or the 1940 Act, the Board of Directors may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Partnership or for any Series with any corporation, firm, partnership, association or other organization, including any Affiliate; and any such contract may contain such other terms as the Board of Directors may determine, including without limitation, authority for the Investment Adviser or administrator to determine from time to time without prior consultation with the Board of Directors what securities and other instruments or property shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Partnership Property shall be held uninvested and to make changes in the Partnership's or a particular Series' investments, or such other activities as may specifically be delegated to such party.

      (b)...The Board of Directors may also, at any time and from time to time, contract with any corporation, firm, partnership, trust, association or other organization, including any Affiliate, appointing it or them as the exclusive or nonexclusive distributor or Principal Underwriter for the Interests of the Partnership or one or more of the Series thereof or for other securities to be issued by the Partnership, or appointing it or them to act as the custodian, transfer agent, distribution disbursing agent and/or shareholder servicing agent for the Partnership or one or more of the Series thereof.

      (c)...The Board of Directors is further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Partnership or one or more of its Series, as the Board of Directors determines to be in the best interests of the Partnership or one or more of its Series.

      (d)...The fact that:

                  (i)   any   of   the   General   Partner,    Investors,
            Directors, employees or officers of the Partnership is a shareholder, director, officer, partner, trustee, employee, manager, Adviser, Principal Underwriter, distributor, or Affiliate or agent of or for any corporation, firm, partnership, trust, association, or other organization, or for any parent or Affiliate of any organization, with which an Adviser's, management or administration contract, or Principal Underwriter's or distributor's contract, or custodian, transfer, distribution disbursing, shareholder servicing or other type of service contract may have been or may hereafter be made,

                  (ii)  any  such   organization,   or  any   parent   or
            Affiliate thereof, is an Investor or has an interest in the Partnership, or

                  (iii) any  corporation,   firm,   partnership,   trust,
            association or other organization with which an Adviser's, management or administration contract or Principal Underwriter's or distributor's contract, or custodian, transfer, distribution disbursing, shareholder servicing or other type of service contract may have been or may hereafter be made also has an Adviser's, management or administration contract, or Principal Underwriter's or distributor's contract, or custodian, transfer, distribution disbursing, shareholder servicing or other service contract with one or more other corporations, firms, partnerships, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify the General Partner, any Investor, Director, employee or officer of the Partnership from voting upon or executing the same, or create any liability or accountability to the Partnership, its General Partner, Directors or its
            Investors, provided that the establishment of and performance under each such contract is permissible under the provisions of the 1940 Act.

      (e)...Every contract referred to in this Section 5 shall comply with such requirements and restrictions as may be set forth in the By-Laws or the 1940 Act or stipulated by resolution of the Board of Directors. Any such contract may contain such other terms as the Board of Directors may determine.

Section 6...Election of Initial Directors by Initial Investors. The initial Investor has previously elected the initial Board of Directors, the election of each such Director being evidenced by his or her execution of the Original Partnership Agreement. Subject to the preceding sentence and unless otherwise required by the 1940 Act or any court or regulatory body of competent jurisdiction, or unless the Board of Directors determines otherwise, a Director initially shall be elected by the Board of Directors; provided, however, that Investors shall have the power to fill any vacancies in the Board of Directors.

Section 7...Term of Office of Directors. The Directors shall hold office during the lifetime of the Partnership and until its termination as hereinafter provided; except that (a) any Director may resign his office at any time by written instrument signed by him and delivered to the other Directors, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Director may be removed at any time by written instrument signed by at least two-thirds of the number of Directors prior to such removal, specifying the date when such removal shall become effective; (c) any Director who requests in writing to be retired or who has become mentally or physically incapacitated may be retired by written instrument signed by a majority of the other Directors, specifying the date of his retirement; and (d) a Director may be removed at any special meeting of Investors of the Partnership by a vote of two-thirds of the outstanding Interests. Any removals shall be effective as to the Partnership and each Series hereunder.

Section 8...Termination  of Service  and  Appointment  of  Directors.  In
case of the death, resignation, retirement, removal or mental or physical incapacity of any of the Directors, or in case a vacancy shall,  by reason of an  increase  in  number,  or for any other  reason, exist, the remaining Directors shall fill such vacancy by appointing such other person as they in their discretion shall see fit. An appointment of a Director may be made by the Directors then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Directors effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Directors. As soon as any Director so appointed shall have accepted this Partnership, the trust estate shall vest in the new Director or Directors, together with the continuing Directors, without any further act or conveyance, and he shall be deemed a Director hereunder. Any appointment authorized by this Section 8 is subject to the provisions of Section 16(a) of the 1940 Act.

Section 9...[Reserved].

Section 10..Effect of Death, Resignation, Removal, etc. of a Director. The death, resignation, removal, declaration as bankrupt or incapacity of one or more Directors, or of all of them, shall not operate to dissolve the Partnership or any Series or to revoke any existing agency created pursuant to the terms of this Partnership Agreement. Whenever a vacancy in the Board of Directors shall occur, until such vacancy is filled as provided in the By-Laws, or while any Director is physically or mentally incapacitated, the Director(s) in office, regardless of the number, shall have all the powers granted to the Board of Directors and shall discharge all the duties imposed upon the Board of Directors by this Partnership Agreement, and the certificate signed by a majority of the other Director(s) of such vacancy, absence or incapacity, shall be conclusive, provided, however, that no vacancy that reduces the number of Directors below three (3) shall remain unfilled for a period longer than six (6) calendar months.

ARTICLE V...

                        Investors' Voting Powers

Section 1...Voting Powers and Required Vote. Subject to the provisions of Article III, Section 6(d), the Investors shall have power to vote only (i) for the election of Directors, including the filling of any vacancies in the Board of Directors, as provided in this Partnership Agreement; (ii) for the removal of Directors, as provided in Article IV, Section 7; (iii) with respect to any Investment Adviser (including any sub-investment adviser); (iv) with respect to the amendment of this Partnership Agreement, as provided in Article VIII, Section 7; (v) with respect to such additional matters relating to the Partnership as may be required by this Partnership Agreement (including the By-Laws), the 1940 Act or any registration statement of the Partnership filed with the Commission; and on such other matters as the Board of Directors may consider necessary or desirable.

      The Investor of record (as of the record date established pursuant to Article II, Section 11 of the By-Laws) of each Interest shall be entitled to one vote for each full Interest, and a fractional vote for each fractional Interest. Investors shall not be entitled to cumulative voting in the election of Directors or on any other matter.
Interests may be voted in person or by proxy. Subject to any applicable requirement of law or any other provision of this Partnership Agreement (including the By-Laws), a plurality of the votes cast by Investors shall elect a Director, and all other matters shall be decided by a majority of the votes cast by Investors and entitled to vote thereon.

      Until Interests of a Series are issued, the Board of Directors may exercise all of the rights of the Investors of such Series with respect to the Partnership or such particular Series required or permitted by law or this Partnership Agreement (including the By-Laws) to be taken by Investors.

Section 2...Additional  Provisions.   The  By-Laws  may  include  further
provisions for Investors' votes, meetings and related matters.

ARTICLE VI..

             Net Asset Value, Distributions and Redemptions

Section 1...Determination of Net Asset Value, Net Income and Distributions. Subject to Article III, Section 6 hereof, the Board of Directors shall have the power to fix an initial offering price for the Interests of the Partnership or any Series thereof which shall yield to the Partnership or such Series not less than the net asset value thereof, at which price the Interests of the Partnership or such Series shall be offered initially for sale, and to determine from time to time thereafter the offering price which shall yield to the Partnership or such Series not less than the net asset value thereof from sales of the Interests of the Partnership or such Series; provided, however, that no Interests of the Partnership or Series thereof shall be issued or sold for consideration which shall yield to the Partnership or such Series less than the net asset value of the Interests of the Partnership or such Series next determined after the receipt of the order (or at such other times set by the Board of Directors), except in the case of Interests of the Partnership or such Series issued in payment of a distribution properly declared and payable.

      Subject to Article III, Section 6 hereof, the Board of Directors, in its absolute discretion, may prescribe and shall set forth in the By-Laws or in a duly adopted vote of the Board of Directors such bases and time for determining the per unit or net asset value of the Interests of the Partnership or any Series or net income attributable to the Interests of the Partnership or any Series, or the declaration and payment of distributions on the Interests of the Partnership or any Series, as it may deem necessary or desirable.

Section 2...Redemptions at the Option of an Investor. Unless otherwise provided in the prospectus of the Partnership relating to the Interests of the Partnership or Series thereof, as such prospectus may be amended from time to time ("Prospectus"):

      (a)...The   Partnership   shall  purchase  such  Interests  as  are
offered by any Investor for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Partnership or a Person designated by the Partnership that the
Partnership  purchase  such  Interests or in  accordance  with such other procedures for redemption as the Board of Directors may from time to time authorize; and the Partnership will pay therefor the net asset value thereof, in accordance with this Partnership Agreement (including the By-Laws) and applicable law. Subject to paragraph (c) below, payment for said Interest shall be made by the Partnership to the Investor within seven days after the date on which the request is received in proper form. The obligation set forth in this Section 2 is subject to the provision that (i) in the event that the New York Stock Exchange (the "Exchange") is closed for other than weekends or holidays, (ii) if permitted by the Rules of the Commission during periods when trading on the Exchange is restricted or during any
National Financial Emergency which makes it impracticable for the Partnership to dispose of the investments of the Partnership or applicable Series or to determine fairly the value of the net assets of the Partnership or held with respect to such Series, or (iii) during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Board of Directors. If certificates have been issued to an Investor, any such request by such Investor must be accompanied by surrender of any outstanding certificate or certificates for such Interest in form for transfer, together with such proof of the authenticity of signatures as may reasonably be required on such Interests and accompanied by proper stock transfer stamps, if applicable.

      (b)...Payments for Interests so redeemed by the Partnership shall be made in cash, except payment for such Interests may, at the option of the Board of Directors, or such officer or officers as the Board of Directors may duly authorize in its complete discretion, be made in kind,  or  partially  in  cash  and  partially  in  kind.  In case of any payment in kind, the Board of Directors, or its delegate, shall have absolute discretion as to what security or securities of the Partnership shall be distributed in kind and the amount of the same;
and the securities distributed shall be valued for purposes of distribution at the value at which they were appraised in computing the then current net asset value of the Interests, provided that any Investor who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the 1940 Act or the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), shall receive cash. Investors shall bear the expenses of in-kind transactions, including, but not limited to, transfer agency fees, custodian fees and costs of disposition of such securities.

      (c)...If payment shall be made other than exclusively in cash, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several corporations whose securities are to be delivered practicably can be made, which may not necessarily occur within such seven-day period. In no case shall the Partnership be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

      (d)...The right of Investors to receive distributions on Interests may be set forth in a plan adopted by the Board of Directors and amended from time to time pursuant to Rule 18f-3 under the 1940 Act. The right of any Investor of the Partnership to receive distributions on Interests redeemed and all other rights of such Investor with respect to the Interests so redeemed by the Partnership, except the right of such Investor to receive payment for such Interests, shall cease at the time as of which the purchase price of such Interests shall have been fixed, as provided above.

Section 3...Redemptions at the Option of the Partnership. The Board of Directors may, from time to time, without the vote of the Investors, and subject to the 1940 Act, redeem Interests or authorize the closing of any Investor account, subject to such conditions as may be established by the Board of Directors.

ARTICLE VII.

                Compensation; Limitation of Liability of
      General Partner, Directors and Officers; and Indemnification
           of Directors, Officers, Employees and Other Agents

Section 1...Compensation. Except as set forth in the last sentence of this Section 1 and as provided in the By-Laws, the Board of Directors may, from time to time, fix a reasonable amount of compensation to be paid by the Partnership to the General Partner, the Directors and
officers  of  the   Partnership.   The  Board  of  Directors  shall  also
determine, from time to time, the compensation of all employees, consultants and agents whom it may elect or appoint. Nothing herein shall in any way prevent the employment of any Director for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Partnership.

Section 2...Limitation of Liability.

      (a)...To the fullest extent that limitations on the liability of the General Partner, the Directors and officers are permitted by the DRULPA, the General Partner, officers and Directors shall not be responsible or liable in any event for any act or omission of any agent, employee, Investment Adviser or Principal Underwriter of the Partnership; with respect to the General Partner, the act or omission of any Director or officer; or with respect to each Director and officer, the act or omission of any other Director or officer, respectively. This limitation on liability applies to events occurring at the time a Person serves as a General Partner, Director or officer of the Partnership, whether or not such Person is a General Partner, Director or officer at the time of any proceeding in which liability is asserted. Nothing herein contained shall indemnify, hold harmless or protect the General Partner, any officer or Director from or against any liability to the Partnership or any Investor to which such Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office.

      (b)...Every note, bond, contract, instrument, certificate or undertaking and every other act or document whatsoever issued, executed or done by or on behalf of the Partnership, the General Partner, the officers or the Directors or any of them in connection with the Partnership shall be conclusively deemed to have been issued, executed or done only in such Person's capacity as General Partner, Director and/or as officer, and such General Partner, Director or officer, as applicable, shall not be personally liable therefore.

Section 3...Indemnification of Directors, Officers, Employees and Other
Agents.

(a) Agents, Proceedings and Expenses. For the purpose of this Article, "agent" means any person who is or was a Director, General Partner, officer, employee or other agent of the Partnership, or is or was serving at the request of the Partnership, as a trustee, director, officer, employee or other agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" include, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under this Article.

(b) Indemnification by Partnership. The Partnership, out of the Partnership Property, shall indemnify and hold harmless any Person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Partnership) by reason of the fact that such Person is or was an agent of the Partnership and arising out of or related to such Person's performance of his or her duties as an agent, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the Partnership and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith or in a manner that the person reasonably believed to be in the best interests of the Partnership or, with respect to a criminal proceeding, that the person had reasonable cause to believe that the person's conduct was unlawful.

(c)   Exclusion  of  Indemnification.  Notwithstanding  any  provision to the contrary contained herein, there shall be no right to indemnification for any liability to the Partnership or the Investors arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the agent's office with the Partnership. No indemnification shall be made under this Article: (i) in respect of any claim, demand, issue or matter as to which that Person shall have been adjudged to be liable in the performance of that Person's duty to the Partnership, unless and only to the extent that the court in which that action was brought shall determine upon application or otherwise that, in view of all the circumstances of the case, that Person was not liable by reason of the disabling conduct set forth above and is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; (ii) in respect of any claim, demand, issue, or matter as to which that Person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; (iii) of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval, or of expenses incurred in defending a threatened or pending action that is settled or otherwise disposed of without court approval, unless the required approval set forth in paragraph (d) of this Article VII is obtained.

(d) Required Approval. Any indemnification under this Section shall be made by the Partnership if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances by either a majority vote of a quorum consisting of Directors who are not parties to the proceeding and are disinterested Directors, or a committee of such Directors designated by majority vote of such Directors, even though less than a quorum; or by a written opinion by an independent counsel.

(e) Advancement of Expenses. Expenses incurred by an agent in defending any proceeding may be advanced by the Partnership before the final disposition of any action, suit or proceeding upon receipt of an undertaking by or on behalf of the agent to repay the amount of the advance, if it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Section.

(f) Other Contractual Rights; Indemnification Not Exclusive. Nothing contained in this Section shall affect any rights to indemnification to which persons thereof may be entitled by contract or otherwise under law, nor the power of the Partnership to purchase and maintain liability insurance on behalf of such persons. The right of indemnification hereby provided shall not be exclusive of or effect any other rights to which any agent may be entitled.

Section 4...General Partner's, Officers' and Directors' Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the General Partner, the officers and Directors of their powers and discretions hereunder shall be binding upon everyone interested. The General Partner, an officer or Director shall be liable to the Partnership and to any Investor solely for such General Partner's, officer's or Director's own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of such General Partner, officer or Director, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The General Partner, officers and Directors may obtain the advice of counsel or other experts with respect to the meaning and operation of this Partnership Agreement and their duties as General Partner, officers or Directors. No such General Partner, officer or Director shall be liable for any act or omission in accordance with such advice and no inference concerning liability shall arise from a failure to follow such advice. The General Partner, officers and Directors shall not be required to give any bond as such, nor any surety if a bond is required.

Section 5...Insurance. To the fullest extent permitted by applicable law, the Board of Directors and the officers shall be entitled and have the authority to purchase with Partnership Property, insurance for liability and for all expenses reasonably incurred, paid or expected to be paid by the General Partner, a Director or officer in connection with any claim, action, suit or proceeding in which such Person becomes involved by virtue of such Person's capacity or former capacity with the Partnership, whether or not the Partnership would have the power to indemnify such Person against such liability under the provisions of this Article.

ARTICLE VIII.

                              Miscellaneous

Section 1...Liability of Third Persons Dealing with Directors. No Person dealing with the Directors shall be bound to make any inquiry concerning the validity of any actions made or to be made by the Directors.

Section 2...[Reserved].

Section 3...Dissolution of Partnership or Series.

      (a)...The Partnership and each Series shall continue for a period of fifty (50) years from the date of the Original Agreement, except that the Partnership (or a particular Series) shall be dissolved:

            (i) With respect to the Partnership, upon the vote of a majority of the Interests in the Partnership entitled to vote or by the Board of Directors by written notice to the Investors of the Partnership. With respect to a particular Series, upon the vote of a majority of the Interests in that Series or by the Board of Directors by written notice to the Investors in that Series.

            (ii) With respect to the Partnership, upon the withdrawal of the General Partner, unless (a) at such time there remains at least one (1) general partner who elects to continue the business of the Partnership; (b) the Board of Directors, by majority vote, elects to continue the business of the Partnership and appoint, effective as of the date of the General Partner's withdrawal, one or more additional general partners; or (c) within 90 days after the withdrawal, a majority of the Interests in the Partnership entitled to vote, elect to continue the business of the Partnership and appoint, effective as of the date of the General Partner's withdrawal, one or more additional general partners;

            (iii) With respect to the Partnership (or a particular Series), at the time there are no Investors of the Partnership (or the particular Series); provided further that the personal representative of the last remaining Investor of the Partnership (or the particular Series) or its designee or nominee shall not become an Investor of the Partnership (or such particular Series);

            (iv) With respect to the Partnership (or a particular Series), upon the occurrence of a dissolution event pursuant to any other provision of this Partnership Agreement;

            (v) With respect to any Series, upon an event that causes the dissolution of the Partnership; or

            (vi) With respect to the Partnership, upon the entry of a decree of judicial dissolution under Section 17-802 of the DRULPA. With respect to a particular Series, upon the entry of a decree of judicial dissolution under Section 17-218(l) of the DRULPA.

      (b)...Upon the dissolution of the Partnership, the Directors, as liquidating trustees of the Partnership, shall (subject to Sections 17-803 and 17-804 of the DRULPA): (i) pay or make reasonable provision to pay all claims and obligations of the Partnership and/or each Series, including all contingent, conditional or unmatured contractual claims known to the Partnership; (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Partnership and/or any Series which is the subject of a pending action, suit or proceeding to which the Partnership is a party; and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Partnership or that have not arisen but that, based on facts known to the Partnership, are likely to arise or to become known to the Partnership within 10 years after the date of dissolution. If there are sufficient assets held with respect to the Partnership and/or each Series of the Partnership, such claims and obligations shall be paid in full and any such provisions for payment shall be made in full. If there are insufficient assets held with respect to the Partnership and/or each Series of the Partnership, such claims and obligations shall be paid or provided for, in accordance with Article III, Section 6, according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor.

      (c)...In winding up the Partnership, the Partnership Property shall be distributed in the following order of priority:

            (i) To creditors, including the General Partner and Investors who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Investors and former Investors under Sections 17-601 or 17-604 of the DRULPA;

            (ii) To Investors and former Investors in satisfaction of liabilities for distributions under Sections 17-601 and 17-604 of the DRULPA; and

            (iii) Any remaining assets (including, without limitation, cash, securities or any combination thereof) held with respect to the Partnership and/or each Series of the Partnership shall be distributed to the Investors of the Partnership and/or such Series in accordance with Article III, Section 6, and ratably according to the number of Interests of the Partnership and/or such Series held by the several Investors on the record date for such dissolution distribution.

      (d)...Upon the completion of the winding up of the Partnership, the Directors, as liquidating trustees of the Partnership, shall execute and file a certificate of cancellation with the Office of the Secretary of State of the State of Delaware.

      (e)...Upon termination of a particular Series, the Directors shall (subject to Section 17-218 of the DRULPA): (i) pay or make reasonable provision to pay all claims and obligations of the Series, including all contingent, conditional or unmatured contractual claims known to the Partnership; (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Series which is the subject of a pending action, suit or proceeding to which the Partnership is a party; and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims against the Series that have not been made known to the Partnership or that have not arisen but that, based on facts known to the Partnership, are likely to arise or to become known to the Partnership within 10 years after the date of the Series' termination. If there are sufficient assets held with respect to the Series, such claims and obligations shall be paid in full and any such provisions for payment shall be made in full. If there are insufficient assets held with respect to the Series, such claims and obligations shall be paid or provided for, in accordance with Article III, Section 6, according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. In winding up the Series, the assets of the Series shall be distributed in the same order of priority as set forth above with respect to distributions upon winding up the Partnership.

Section 4...Merger and Consolidation; Conversion; Transfer to Another Jurisdiction.

(a) Merger and Consolidation. Pursuant to an agreement of merger or consolidation, the Partnership may, by vote of a majority of the Board of Directors, merge or consolidate with or into one or more domestic limited partnerships or "other business entities" (as that term is defined in Section 17-211 of the DRULPA) formed or organized or existing under the laws of the State of Delaware or any other state or the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall not require the vote of the Investors affected thereby, unless such vote is required by the 1940 Act, or unless such merger or consolidation would result in an amendment of this Partnership Agreement that would otherwise require the approval of such Investors. In accordance with Section 17-211(g) of the DRULPA, an agreement of merger or consolidation may effect any amendment to this Partnership Agreement (including the By-Laws) or effect the adoption of a new limited partnership agreement of the Partnership if the Partnership is the surviving or resulting limited partnership. Upon completion of the merger or consolidation, if the Partnership is the surviving or resulting entity, the General Partner shall file a certificate of merger or consolidation in accordance with
Section 17-211 of the DRULPA.

(b) Conversion. The Board of Directors, by majority vote, may, without the vote of the Investors, cause (i) the Partnership to convert to a common-law trust, a general partnership, corporation, business trust or association, real estate investment trust or a limited liability company organized, formed or created under the laws of the State of Delaware, as permitted pursuant to Section 17-219 of the DRULPA; or (ii) the Interests to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; provided, however, that if required by the 1940 Act, no such statutory conversion or Interest exchange shall be effective unless the terms of such transaction shall first have been approved at a meeting called for that purpose by a Majority Investor Vote of the Partnership or Series, as applicable; provided, further, that in all respects not governed by statute or applicable law, the Board of Directors shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate limited partnerships to which all or any part of the assets, liabilities, profits or losses of the Partnership may be transferred and to provide for the conversion of Interests of the Partnership or any Series thereof into interests in such separate limited partnership or limited partnerships (or series thereof).

(c) Transfer to Another Jurisdiction. The Board of Directors, by majority vote, may, without the vote of the Investors, cause the Partnership to transfer to or domesticate in any jurisdiction outside of the United States that permits a transfer or domestication of a limited partnership and, in connection therewith, elect to continue the Partnership's existence as a Delaware limited partnership, in accordance with Section 17-216 of the DRULPA. Any certificate of transfer or certificate of transfer and continuance shall be executed and filed by the General Partner with the Office of the Secretary of State of the State of Delaware.

Section 5...Reorganization. The Board of Directors, by majority vote, may, without the vote of the Investors, cause the Partnership to sell, convey and transfer all or substantially all of the assets of the Partnership, or all or substantially all of the assets held with respect to any one or more Series (the "Acquired Series"), to another limited partnership, trust, business trust, general partnership, limited liability company, association or corporation organized under the laws of any state, or to one or more separate series thereof, or to the Partnership to be held as assets held with respect to one or more other Series of the Partnership, in exchange for cash, shares or other securities (including, without limitation, in the case of a transfer to another Series of the Partnership, Interests in such other Series) with such transfer either (a) being made subject to, or with the assumption by the transferee of, the liabilities of the Partnership or the liabilities held with respect to each Acquired Series, or (b) not being made subject to, or not with the assumption of, such liabilities; provided, however, that, if required by the 1940 Act, no assets held with respect to any particular Series shall be so sold, conveyed or transferred unless the terms of such transaction shall first have been approved at a meeting called for that purpose by a Majority Investor Vote of that Series. Following such sale, conveyance and transfer, the Board of Directors shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities held with respect to the Acquired Series, and any other differences between or among the Acquired Series), ratably among the Investors in the
Partnership or the Acquired Series (giving due effect to the differences among the various classes of Investors within each such Acquired Series); and if all of the assets of the Partnership have been so sold, conveyed and transferred, the Partnership shall be dissolved.

Section 6...General Partner and Investors.

(a) General Partner. The initial General Partner is Federated Private Asset Management, Inc. Such General Partner is initially the sole general partner of the Partnership and is admitted without acquiring a Partnership interest in the Partnership; provided however, that nothing herein shall prevent the General Partner from acquiring Partnership interests, in its capacity as a general partner of the Partnership, upon the creation of such interests by the Board of Directors.

(b) Additional and Successor General Partners. Subject to the provisions of Section 3 of this Article VIII, additional and successor general partners may only be admitted to the Partnership with the approval of the Board of Directors.

(c) Withdrawal of General Partner. The General Partner may withdraw from the Partnership at any time, in its sole discretion, by giving one
(1) year prior written notice to the Partnership.

(d) Removal of General Partner. The Directors and Investors shall have the right, power and authority to remove the General Partner or cause the General Partner to withdraw from the Partnership.

(e) Admission of Investors. A Person becomes an Investor in the Partnership upon such Person's admission to the Partnership as a limited partner. A Person is admitted to the Partnership as a limited partner only upon such Person's (i) execution of a writing evidencing such Person's assent to and agreement to be bound by the terms and conditions of this Partnership Agreement; (ii) such Person's purchase of an Interest in the Partnership in accordance with the terms of this Partnership Agreement (including the By-Laws); and (iii) the reflection of such Person as an owner of an Interest on the records of the Partnership.

Section 7...Amendments. Subject to the provisions of the second paragraph of this Section 7 of this Article VIII, this Partnership Agreement may be restated and/or amended at any time by an instrument in writing signed by the General Partner and a majority of the then Board of Directors and, if required, by approval of such amendment by Investors in accordance with Article V hereof. The provisions of this
Partnership Agreement (whether or not related to the rights of Investors) may be amended at any time, so long as such amendment does not adversely affect the rights of any Investor with respect to which such amendment is or purports to be applicable, the Board of Directors shall have determined that such amendment is consistent with the fair and equitable treatment of all Investors, Investor approval is not otherwise required by the 1940 Act or other applicable law, and so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by the General Partner, at the request of the Board of Directors, a majority of the then Board of Directors (or by an officer of the Partnership pursuant to the vote of a majority of the then Board of Directors), without the approval of the Investors. Any amendment to this Partnership Agreement that adversely affects the rights of Investors may be adopted at any time by an instrument signed in writing by the General Partner, at the request of the Board of Directors, by a majority of the then Board of Directors (or by any officer of the Partnership pursuant to the vote of a majority of the then Board of Directors) when authorized to do so by the vote of the Investors holding a majority of the Interests entitled to vote. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval or upon such future date and time as may be stated therein.

      Notwithstanding the foregoing, this Partnership Agreement may be amended without the need for Investor approval to: (a) create one or more Series (in addition to any Series already existing or otherwise) with such rights and preferences and such eligibility requirements for investment therein as the Directors shall determine and reclassify any or all outstanding Interests as Interests of particular Series in accordance with such eligibility requirements; (b) combine two or more Series into a single Series on such terms and conditions as the Directors shall determine; (c) change or eliminate any eligibility requirement for investment in Interests of any Series, including without limitation the power to provide for the issuance of Interests of any Series in connection with any merger or consolidation of the Partnership with another entity or any acquisition by the Partnership of part or all of the assets of another entity; (d) change the designation of any Series; (e) change the method of allocating unrealized gains and losses, taxable income and tax loss, and profit and loss among the various Series; (f) allocate any specific assets or liabilities of the Partnership or any specific items of income or expense of the Partnership to one or more Series; and (g) specifically allocate assets to any or all Series or create one or more additional Series which are preferred over all other Series in respect of assets specifically allocated thereto or any allocations made by the Partnership with respect to any item of income or expense, however determined.

      Subject to the foregoing restrictions, the Certificate of Limited Partnership may be restated and/or amended by the General Partner, at the request of the Board of Directors, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date and time as may be stated therein.

Section 8...Determination of Book Capital Account Balances and Net Income. Except as otherwise provided in the authorizing resolution for a Series, it is the intention of the Board of Directors that the Partnership or, if Series are authorized, each Series shall be treated as a partnership for federal income tax purposes, and the Interests of the Partnership or each such Series shall possess the relative rights and privileges described in this Section 8. Notwithstanding any other provision in this Partnership Agreement to the contrary, the determination and maintenance of Book Capital Accounts (as hereinafter defined) and allocations of income or loss to each Investor of a Series shall be determined in accordance with the following special provisions:

(a) Book Capital Accounts. The "Book Capital Account" balances of Investors shall evidence their beneficial interest in the Partnership or a Series and shall be determined daily at such time or times as the Directors may determine. All determinations of Book Capital Accounts shall be in accordance with Section 704(b) of the Code, and the Treasury regulations promulgated thereunder, including without limitation, Treasury Reg. Sections 1.704-1(b)(2)(iv)(f) and (g) and 1.704-1(b)(4)(i) relating to revaluations of property. The power and duty to determine and maintain the Book Capital Account balances of Investors may be delegated by the Directors to the Investment Adviser, administrator, custodian or such other person as the Directors may determine.

(b)   Allocation  of Income or Loss to  Investors.  Except as provided in
Section 8(d) of Article VIII hereof or as otherwise required by Sections 704(b) and (c) of the Code, and the Treasury regulations promulgated thereunder, the income, gain, loss, deductions or credits (or items thereof) of the Partnership or a Series for a fiscal year shall be allocated to each Investor in accordance with each such Investor's beneficial interest in the Partnership or such Series.

(c) Liquidating Distributions. Upon the liquidation, termination or abolishment of the Partnership or a Series, or the liquidation or complete redemption of an Investor's beneficial interest therein, any liquidating distributions shall be made in accordance with the positive Book Capital Account balances of the Investors, as determined after taking into account all Book Capital Account adjustments for the Series' taxable year during which such liquidation occurs, by the end of such taxable year (or, if later, within 90 days after the date of such liquidation).

(d) Special Allocations. The following special allocations shall be made in the following order:

            (i) Minimum Gain Chargeback. Except as otherwise provided in Treas. Reg. Section 1.704-2(f) and notwithstanding any other provision of Section 8 of this Article VIII, if there is a net decrease in partnership minimum gain (as defined in Treas. Reg. Sections 1.704-2(b)(2) and 1.704-2(d)) during the Partnership's or any Series' fiscal year, each Investor shall be specially allocated items of income and gain for such year (and, if necessary, subsequent fiscal years) in an amount equal to the Investor's share of the net decrease in partnership minimum gain (determined in accordance with Treas. Reg. 1.704-2(g)). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Investor pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. Sections 1.704-2(f)(6) and 1.704-2(j)(2).

      The provisions of this Section 8(d)(i) are intended to comply with the minimum gain chargeback requirement in Treas. Reg.
      Section   1.704-2(f)   and  shall  be   interpreted  in  accordance
      therewith.

            (ii)  Deficit   Capital   Accounts  and  Qualified   Income
      Offset. Notwithstanding Section 8(a) hereof, no amounts will be allocated to any Investor to the extent such allocation would cause or increase a deficit balance in such Investor's Book Capital Account (in excess of any dollar amount of such deficit balance that such Investor is obligated to restore under Treas. Reg. Section 1.704-1(b)(2)(ii)(c) - taking into account the next to last sentence of Treas. Reg. Sections 1.704-2(g)(1) and
      (i)(5)) as of the end of the Series' fiscal year to which such allocation relates. In determining the extent to which an allocation would cause or increase a deficit balance in an Investor's Book Capital Account, an Investor's Book Capital Account shall be hypothetically decreased by the adjustments, allocations and distributions described in paragraphs (4), (5) and (6) of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

      If any Investor unexpectedly receives an adjustment, allocation or distribution described in paragraphs (4), (5) or (6) of Treas. Reg. Section 1.704(b)(2)(ii)(d), which adjustment, allocation or distribution creates or increases a deficit balance in that Investor's Book Capital Account, such Investor shall be allocated items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible; provided, however, that an allocation pursuant to this section shall only be made if and to the extent that an Investor would have a deficit Book Capital Account balance after all other allocations provided in Section 8(d) hereof have been tentatively made.

      Any allocation made pursuant to this section is intended to constitute a qualified income offset within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in accordance therewith; and

            (iii) Nonrecourse  Deductions.   Nonrecourse  deductions  for
      any Series' fiscal year or other period shall be allocated in accordance with Section 8(b) hereof.

(e) Tax Accounting Instructions. The officers of the Partnership are hereby authorized and instructed to prepare and forward to the
Partnership's accountants or other agents with respect to the Partnership or each Series instructions, as necessary, for maintaining book capital accounts and allocating the income, gain, loss, deductions or credits (or items thereof) of the Partnership or each Series to each Investor thereof.

Section 9...Filing of Copies, References, Headings. The original or a copy of this Partnership Agreement and of each restatement and/or amendment hereto shall be kept at the principal executive office of the Partnership where it may be inspected by any Investor. Anyone dealing with the Partnership may rely on a certificate by an officer of the Partnership as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Partnership hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Partnership to be a copy of this instrument or of any such restatements and/or amendments. In this Partnership Agreement and in any such restatements and/or amendments, references to this instrument, and all expressions of similar effect to "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.

Section 10..Applicable Law. This Partnership Agreement (including the By-Laws) is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the applicable provisions of the 1940 Act and the Code. The Partnership shall be a Delaware limited partnership pursuant to the DRULPA, and without limiting the provisions hereof, the Partnership may exercise all powers that are ordinarily exercised by such a limited partnership.

Section 11..Provisions in Conflict with Law or Regulations.

      (a)...The provisions of this Partnership Agreement are severable, and if the Board of Directors shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Code, the DRULPA, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of this Partnership Agreement from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this Partnership Agreement or render invalid or improper any action taken or omitted prior to such determination.

      (b)...If any provision of this Partnership Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Partnership Agreement in any jurisdiction.

Section 12..[Reserved].Section 13. Use of the Name "Federated." The Partnership acknowledges that Federated Investors has reserved the right to grant the non-exclusive use of the name "Federated" or any derivative thereof to any other investment company, investment company portfolio, Investment Adviser, distributor, or other business enterprise, and to withdraw from the Partnership or one or more Series any right to the use of the name "Federated."

Section 14..Counterparts.This Partnership Agreement may be executed in one or more separate counterparts, each when taken together, constitute the whole.

      IN WITNESS WHEREOF, the parties named below have executed this Partnership Agreement as of the date first written above.

                                       Federated Private Asset
                                       Management, Inc., as General
                                       Partner

                                       By:  /s/ John W. McGonigle
                                            Name:  John W. McGonigle
                                            Title:  Executive Vice
                                       President


      DIRECTORS of the Partnership, solely in their capacity as such and not as partners:


/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
J. Christopher Donahue              John S. Walsh

                             Amendment No. 1

                                 to the

          Amended and Restated Agreement of Limited Partnership

                      Federated Core Trust II, L.P.
                     a Delaware Limited Partnership

This Agreement of Limited Partnership is amended as follows:

A.    Strike  subsection  y,  Series,  of  Section  3,  Definitions,   of
      Article I Names and Definitions, and substitute in its place the follows:

(y) "Series" shall refer to the Emerging Markets Fixed Income Core Fund (formerly known as International High Income Core Fund) and
Mortage Core Fund and to each series of Interests established and designated in the future under or in accordance with the provisions of
Article III and shall mean an entity such as that described in Section 18(f)(2) of the 1940 Act, and subject to Rule 18f-2 thereunder.

      IN WITNESS WHEREOF, the parties named below have executed this Partnership Agreement as of the 13th day of November, 2002.

                                       Federated Private Asset
                                       Management, Inc., as General
                                       Partner

                                       By:  /s/ John W. McGonigle
                                            Name:  John W. McGonigle
                                            Title:  Executive Vice
                                       President

      DIRECTORS of the Partnership, solely in their capacity as such and not as partners:


/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
J. Christopher Donahue              John S. Walsh

                             Amendment No. 2

                                 to the

          Amended and Restated Agreement of Limited Partnership

                      Federated Core Trust II, L.P.
                     a Delaware Limited Partnership

This Agreement of Limited Partnership is amended as follows:

ARTICLE IX. Strike subsection y, Series,  of Section 3,  Definitions,  of
Article I Names and Definitions, and substitute in its place the follows:

(y) "Series" shall refer to the Emerging Markets Fixed Income Core Fund (formerly known as International High Income Core Fund), Mortgage Core Fund and Large Cap Equity Core Fund and to each series of
Interests established and designated in the future under or in accordance with the provisions of Article III and shall mean an entity such as that described in Section 18(f)(2) of the 1940 Act, and subject to Rule 18f-2 thereunder.

      IN WITNESS WHEREOF, the parties named below have executed this Partnership Agreement as of the 22nd day of August, 2003.

                                       Federated Private Asset
                                       Management, Inc., as General
                                       Partner

                                       By:  /s/ John W. McGonigle
                                            Name:  John W. McGonigle
                                            Title:  Executive Vice
                                       President

      DIRECTORS of the Partnership, solely in their capacity as such and not as partners:


/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
J. Christopher Donahue              John S. Walsh
                             Amendment No. 3

                                 to the

          Amended and Restated Agreement of Limited Partnership

                      Federated Core Trust II, L.P.
                     a Delaware Limited Partnership

This Agreement of Limited Partnership is amended as follows, effective October 17, 2003:

B.    Strike  subsection  y,  Series,  of  Section  3,  Definitions,   of
      Article I Names and Definitions, and substitute in its place the follows:

(y) "Series" shall refer to the Emerging Markets Fixed Income Core Fund (formerly known as International High Income Core Fund), Mortgage Core Fund and Capital Appreciation Core Fund (formerly known as Large Cap Equity Core Fund) and to each series of Interests established and designated in the future under or in accordance with the provisions of
Article III and shall mean an entity such as that described in Section 18(f)(2) of the 1940 Act, and subject to Rule 18f-2 thereunder.

      IN WITNESS WHEREOF, the parties named below have executed this Partnership Agreement as of the 17th day of October, 2003.

                                       Federated Private Asset
                                       Management, Inc., as General
                                       Partner

                                       By:  /s/ John W. McGonigle
                                            Name:  John W. McGonigle
                                            Title:  Executive Vice
                                       President

      DIRECTORS of the Partnership, solely in their capacity as such and not as partners:


/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
J. Christopher Donahue              John S. Walsh